Filed pursuant to Rule 424(b)(3)
Registration No. 333-191237

PROSPECTUS SUPPLEMENT

To Prospectus dated September 18, 2013

7,469,799 shares

SS&C Technologies Holdings, Inc.

Common stock

This prospectus supplement relates to the shares of common stock of SS&C Technologies Holdings, Inc. being sold by investment funds affiliated with The Carlyle Group (which we refer to in this prospectus supplement as “Carlyle” or the “selling stockholders”). We will not receive any proceeds from the sale of the shares. You should read this prospectus supplement and any applicable prospectus before you invest.

Our common stock is traded on The NASDAQ Global Select Market under the symbol “SSNC.” On September 17, 2013, the closing sale price of the common stock on NASDAQ was $38.97 per share.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-3.

Credit Suisse has agreed to purchase the common stock from the selling stockholders at a price of $37.63 per share, which will result in an aggregate of $281,088,536.37 in proceeds to the selling stockholders. Credit Suisse may offer the shares of common stock from time to time for sale in one or more negotiated transactions on The NASDAQ Global Select Market, in the over the counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Credit Suisse expects to deliver the shares against payment on or about September 24, 2013.

Credit Suisse

The date of this prospectus supplement is September 19, 2013.

Prospectus Supplement

ABOUT THIS PROSPECTUS SUPPLEMENT

On September 18, 2013, we filed with the Securities and Exchange Commission, or SEC, a registration statement on Form S-3 (File No. 333-191237) utilizing a shelf registration process relating to the securities described in this prospectus supplement, which became effective upon filing. Under this shelf registration process, the selling stockholders named in a prospectus supplement may, from time to time, offer and sell our common stock in one or more offerings or resales.

We are providing information to you about this offering in two separate documents: (1) this prospectus supplement, which describes the specific details regarding this offering; and (2) the accompanying prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. To the extent information in this prospectus supplement is inconsistent with the accompanying prospectus, this prospectus supplement supersedes such information.

The rules of the SEC allow us to incorporate by reference information into this prospectus supplement. This information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC, to the extent incorporated by reference, will automatically update and supersede this information. See “Incorporation of Certain Documents by Reference.” You should read both this prospectus supplement and the accompanying prospectus together with additional information described under the heading “Where You Can Find More Information” before investing in our common stock.

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, or any free writing prospectus prepared by us or any other information to which we have expressly referred you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus supplement and the accompanying prospectus or any free writing prospectus prepared by us is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus supplement and the accompanying prospectus is delivered or securities are sold on a later date. Our business, financial condition and results of operations may have changed materially since those dates.

S-i

Unless the context otherwise requires, in this prospectus supplement, (1) “SS&C Holdings” means SS&C Technologies Holdings, Inc., our top-level holding company, (2) “SS&C” means SS&C Technologies, Inc., our primary operating company and a direct wholly owned subsidiary of SS&C Holdings, (3) “we,” “us” and “our” mean SS&C Holdings and its consolidated subsidiaries, including SS&C, and (4) references to our “common stock” include both shares of our common stock and shares of our Class A non-voting common stock.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights important features of this offering and the information included or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before investing in our common stock. You should read carefully the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference, especially the risks of investing in our common stock discussed under “Risk Factors.”

SS&C Technologies Holdings, Inc.

Overview

We are a leading provider of mission-critical, sophisticated software products and software-enabled services that allow financial services providers to automate complex business processes and effectively manage their information processing requirements. Our portfolio of software products and rapidly deployable software-enabled services allows our clients to automate and integrate front-office functions such as trading and modeling, middle-office functions such as portfolio management and reporting, and back-office functions such as accounting, performance measurement, reconciliation, reporting, processing and clearing. Our solutions enable our clients to focus on core operations, better monitor and manage investment performance and risk, improve operating efficiency and reduce operating costs. We provide our solutions globally to more than 5,500 clients, principally within the institutional asset management, alternative investment management and financial institutions vertical markets. In addition, our clients include commercial lenders, corporate treasury groups, insurance and pension funds, municipal finance groups and real estate property managers.

We provide the global financial services industry with a broad range of software-enabled services, which consist of software-enabled outsourcing services and subscription-based on-demand software that are managed and hosted at our facilities, and specialized software products, which are deployed at our clients’ facilities. Our software-enabled services, which combine the strengths of our proprietary software with our domain expertise, enable our clients to contract with us to provide many of their mission-critical and complex business processes. For example, we utilize our software to offer comprehensive fund administration services for alternative investment managers, including fund manager services, transfer agency services, fund of funds services, tax processing and accounting. We offer clients the flexibility to choose from multiple software delivery options, including on-premise applications and hosted, multi-tenant or dedicated applications. Additionally, we provide certain clients with targeted, blended solutions based on a combination of our various software and software-enabled services. We believe that our software-enabled services provide superior client support and an attractive alternative to clients that do not wish to install, manage and maintain complicated financial software.

As of June 30, 2013, we had 4,131 full-time employees operating in facilities and offices in twenty-five locations in the United States and have offices in Toronto, Canada; Montreal, Canada; London, England; Dublin, Ireland; Amsterdam, the Netherlands; Luxembourg; Kuala Lumpur, Malaysia; Singapore; Tokyo, Japan; Curacao; Grand Cayman; Bangalore, India; Mumbai, India; Hong Kong; and Sydney, Australia. We service funds with $510 billion in assets under administration.

Our principal executive offices are located at 80 Lamberton Road, Windsor, Connecticut 06095, our telephone number at that address is (860) 298-4500 and our Internet address is http://www.ssctech.com. The information contained on, or accessible through, our website is not incorporated by reference into, and should not be considered a part of, this prospectus supplement.

THE OFFERING

Common stock offered by the selling stockholders	7,469,799 shares

Common stock to be outstanding after this offering	82,149,047 shares(1)

Selling stockholders	Investment funds affiliated with Carlyle. For more information, see the section of this prospectus supplement entitled “Selling Stockholders.”

Common stock to be beneficially owned by the selling stockholders after the offering	No shares.

Use of proceeds	We will not receive any proceeds from the sale of any shares of our common stock offered by the selling stockholders.

Risk factors	See “Risk Factors” on page S-3 of this prospectus supplement and other information included in or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the section entitled “Risk Factors” beginning on page 16 of our annual report on Form 10-K for the year ended December 31, 2012 filed with the SEC on March 1, 2013 for a discussion of factors you should carefully consider before deciding to invest in our common stock.

NASDAQ Global Select Market symbol for our common stock	SSNC

(1)	Based on the number of shares outstanding as of September 16, 2013.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties described in this prospectus supplement, the prospectus and the documents incorporated by reference herein or therein, including the risks and uncertainties described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, which was filed with the SEC on March 1, 2013 and is incorporated by reference in this prospectus, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties described in this prospectus and the documents incorporated by reference herein are not the only risks we face. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business. For more information, see “Where You Can Find More Information.”

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus supplement and any accompanying prospectus include and incorporate forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. The words “believes”, “anticipates”, “plans”, “expects”, “should” and similar expressions are intended to identify forward-looking statements. The important factors included or incorporated in this prospectus supplement and any accompanying prospectus, particularly under the heading “Risk Factors”, among others, could cause actual results to differ materially from those indicated by forward-looking statements. Our forward- looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments made herein and presented elsewhere by management from time to time. We do not undertake an obligation to update any forward-looking statements to reflect future events or circumstances.

USE OF PROCEEDS

All shares of our common stock offered by this prospectus supplement will be sold by the selling stockholders. We will not receive any of the proceeds from the sale of these shares.

SELLING STOCKHOLDERS

The following table presents information concerning the beneficial ownership of the shares of our common stock by the selling stockholders assuming 82,149,047 shares of common stock outstanding as of September 16, 2013, which includes all of the shares to be sold by the selling stockholders in connection with this offering.

The information in the table below with respect to the selling stockholders has been obtained from the selling stockholders. When we refer to the “selling stockholders” in this prospectus supplement, we mean the selling stockholders listed in the table below as offering shares, as well as their respective pledgees, donees, assignees, transferees and successors and others who may hold any of such selling stockholders’ interest.

	Shares beneficially owned prior to the offering			Shares beneficially owned after the offering
Name of Selling Stockholder	Number	Percent	Shares Offered	Number	Percentage
TC Group IV, L.P.(1)	7,469,799	9.09%	7,469,799	0	0%

(1)

Carlyle Partners IV, L.P. and CP IV Coinvestment, L.P. (collectively, the “Carlyle Funds”) are the record holders of 7,179,829 and 289,970 shares of our common stock, respectively. Carlyle Group Management L.L.C. is the general partner of The Carlyle Group L.P., which is a publicly traded entity listed on

NASDAQ. The Carlyle Group L.P. is the managing member of Carlyle Holdings II GP L.L.C., which is the general partner of Carlyle Holdings II L.P., which is the general partner of TC Group Cayman Investment Holdings, L.P., which is the general partner of TC Group Cayman Investment Holdings Sub L.P., which is the managing member of TC Group IV, L.L.C., which is the general partner of TC Group IV, L.P., which is the general partner of each of the Carlyle Funds. Accordingly, each of Carlyle Group Management L.L.C., The Carlyle Group L.P., Carlyle Holdings II GP L.L.C., Carlyle Holdings II L.P., TC Group Cayman Investment Holdings, L.P., TC Group Cayman Investment Holdings Sub L.P., TC Group IV, L.L.C. and TC Group IV, L.P. (collectively, the “Carlyle Entities”) may be deemed to share beneficial ownership of the shares of our common stock owned of record by each of the Carlyle Funds. The business address of TC Group Cayman Investment Holdings, L.P. and TC Group Cayman Investment Holdings Sub L.P. is c/o Intertrust Corporate Services (Cayman) Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9005, Cayman Islands. The business address of each of the other Carlyle Entities and the Carlyle Funds is c/o The Carlyle Group, 1001 Pennsylvania Avenue, N.W., Suite 220 South, Washington, D.C. 20004-2505.

UNDERWRITING

Credit Suisse Securities (USA) LLC (the “underwriter”) is acting as sole book-running manager of the offering described in this prospectus. We and the selling stockholders have entered into an underwriting agreement with the underwriter. Subject to the terms and conditions of the underwriting agreement, the selling stockholders have agreed to sell to the underwriter, and the underwriter has agreed to purchase, the number of shares of common stock set forth opposite the underwriter’s name in the following table:

Name	Number of shares
Credit Suisse Securities (USA) LLC	7,469,799

The underwriter is committed to take and pay for all of the common shares being offered if any are taken.

The underwriter may receive from purchasers of the shares normal brokerage commissions in amounts agreed with such purchasers. The underwriter proposes to offer the shares of common stock from time to time for sale in one or more transactions on The NASDAQ Global Select Market, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. In connection with the sale of the shares of common stock offered hereby, the underwriter may be deemed to have received compensation in the form of underwriting discounts. The underwriter may effect such transactions by selling shares of common stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriter and/or purchasers of shares of common stock for whom it may act as agents or to whom it may sell as principal.

The selling stockholders will pay all of the expenses of the offering, including any underwriting discounts and commissions of the selling stockholders. We estimate that the total expenses with respect to the offering, excluding underwriting discounts and commissions, will be approximately $298,382.

We have agreed that, without the prior written consent of the underwriter, we will not, during the period ending 45 days after the date of this prospectus supplement:

•

offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for common stock; or

•	enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our common stock,

whether any transaction described above is to be settled by delivery of our common stock or such other securities, in cash or otherwise. In addition, we agree that, without the prior written consent of the underwriter, we will not, during the period ending 45 days after the date of this prospectus supplement, make any demand for, or exercise any right with respect to, the registration of any shares of common stock or any security convertible into or exercisable or exchangeable for common stock, other than with respect to this offering.

The restrictions described in the immediately preceding paragraph do not apply to:

•	the sale of shares to the underwriter;

•

the issuance of any shares of common stock by us upon the exercise of any option or warrant or the conversion of any security outstanding on the date of the underwriting agreement and disclosed in the prospectus or of which the underwriter has been advised in writing;

•	the issuance by us of shares or options to purchase shares of common stock pursuant to our equity plans disclosed in the prospectus;

•	the filing by us of any registration statement on Form S-8; or

•

the issuance of up to 821,490 shares of common stock by us in connection with any acquisition, collaboration or other strategic transaction involving us or any of our subsidiaries, provided that the recipients execute a customary lock-up agreement.

In connection with this offering, the underwriter may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of common stock in the open market for the purpose of preventing or retarding a decline in the market price of the common stock while this offering is in progress. These stabilizing transactions may include making short sales of the common stock, which involves the sale by the underwriter of a greater number of shares of common stock than it is required to purchase in this offering, and purchasing shares of common stock on the open market to cover positions created by short sales.

The underwriter has advised us that, pursuant to Regulation M of the Securities Act of 1933, it may also engage in other activities that stabilize, maintain or otherwise affect the price of the common stock, including the imposition of penalty bids.

These activities may have the effect of raising or maintaining the market price of the common stock or preventing or retarding a decline in the market price of the common stock, and, as a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If the underwriter commences these activities, it may discontinue them at any time. The underwriter may carry out these transactions on The NASDAQ Global Select Market, in the over-the-counter market or otherwise.

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

We, the selling stockholders and the underwriter have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

The underwriter and its affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us and our subsidiaries, for which it received or will receive customary fees and expenses. Specifically, an affiliate of Credit Suisse Securities (USA) LLC is a lender under our senior credit facility. In addition, from time to time, the underwriter and its affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.

Selling Restrictions

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive, each of which we refer to as a Relevant Member State, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, or the Relevant Implementation Date, no offer of shares may be made to the public in that Relevant Member State other than:

A. to any legal entity that is a qualified investor as defined in the Prospectus Directive;

B. to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives; or

C. in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of shares shall require the Company or the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Each person in a Relevant Member State (other than a Relevant Member State where there is a Permitted Public Offer) who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed that (A) it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive and (B) in the case of any shares acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, the shares acquired by it in the offering have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than “qualified investors” as defined in the Prospectus Directive, or in circumstances in which the prior consent of the subscribers has been given to the offer or resale. In the case of any shares being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.

The Company, the representatives and their affiliates will rely upon the truth and accuracy of the foregoing representation, acknowledgement and agreement.

This prospectus has been prepared on the basis that any offer of shares in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of shares. Accordingly any person making or intending to make an offer in that Relevant Member State of shares which are the subject of the offering contemplated in this prospectus may only do so in circumstances in which no obligation arises for the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the Company nor the underwriters have authorized, nor do they authorize, the making of any offer of shares in circumstances in which an obligation arises for the Company or the underwriters to publish a prospectus for such offer.

For the purpose of the above provisions, the expression “an offer to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer of any shares to be offered so as to enable an investor to decide to purchase any shares, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71 EC (including the 2010 PD Amending Directive, in the case of Early Implementing Member States) and includes any relevant implementing measure in each Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

This prospectus supplement is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive, which we also refer to as Qualified Investors, that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, which we refer to as the Order, or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order and (iii) any other person to whom it may lawfully be communicated pursuant to the Order, all such persons we refer to together as relevant persons. This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any investment activity to which this prospectus supplement relates will only be available to, and will only be engaged with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement or any of its contents.

LEGAL MATTERS

The validity of the common stock offered by this prospectus supplement will be passed upon by Wilmer Cutler Pickering Hale and Dorr LLP, Boston, Massachusetts. Certain legal matters will be passed upon for the underwriter by Goodwin Procter LLP, Boston, Massachusetts.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other documents with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You should call 1-800-SEC-0330 for more information on the public reference room. Our SEC filings are also available to you on the SEC’s Internet site at http://www.sec.gov.

This prospectus supplement is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus supplement regarding us and our common stock, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s Internet site.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC requires us to “incorporate” into this prospectus supplement information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. The information incorporated by reference is considered to be part of this prospectus supplement. Information contained in this prospectus supplement and information that we file with the SEC in the future and incorporate by reference in this prospectus supplement automatically updates and supersedes previously filed information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the sale of all the shares covered by this prospectus supplement, in each case other than any documents or portions thereof that are “furnished” and not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our Current Reports on Form 8-K or Form 8-K/A unless, and except to the extent, specified in such Current Report:

(1)	Our Annual Report on Form 10-K for the year ended December 31, 2012, as filed with the SEC on March 1, 2013;

(2)	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013 and June 30, 2013, as filed with the SEC on May 7, 2013 and August 9, 2013;

(3)	Our Current Reports on Form 8-K, as filed with the SEC on March 12, 2013, March 19, 2013, May 14, 2013, May 31, 2013 and June 10, 2013, and Form 8-K/A, as filed with the SEC on March 13, 2013; and

(4)	The description of our common stock contained in our Registration Statement on Form 8-A dated March 23, 2010.

You should read the information relating to us in this prospectus supplement together with the information in the documents incorporated by reference. Nothing contained herein shall be deemed to incorporate information furnished to, but not filed with, the SEC.

You may request a copy of these documents, which will be provided to you at no cost, by writing or telephoning us using the following contact information:

SS&C Technologies Holdings, Inc.

80 Lamberton Road

Windsor, Connecticut 06095

Attention: Investor Relations

Telephone: (860) 298-4500

PROSPECTUS

SS&C Technologies Holdings, Inc.

7,469,799 SHARES OF COMMON STOCK

This prospectus relates to the resale from time to time of up to 7,469,799 shares of common stock (which we refer to as the “shares”) of SS&C Technologies Holdings, Inc. by the selling stockholders identified in this prospectus. We will not receive any proceeds from the sale of the shares. You should read this prospectus and any applicable prospectus supplement before you invest.

Investment funds affiliated with The Carlyle Group (which we refer to as “Carlyle” or the “selling stockholders”) will pay or assume all of the expenses incurred in connection with the registration of these shares and all brokerage commissions and similar charges incurred for the sale of the shares.

The selling stockholders identified in this prospectus, or their pledgees, donees, transferees or other successors-in-interest, may offer the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices.

Our common stock is traded on The NASDAQ Global Select Market under the symbol “SSNC.” On September 17, 2013, the closing sale price of the common stock on NASDAQ was $38.97 per share. You are urged to obtain current market quotations for the common stock.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 18, 2013.

Our principal executive offices are located at 80 Lamberton Road, Windsor, Connecticut 06095, our telephone number at that address is (860) 298-4500 and our Internet address is http://www.ssctech.com. The information on our Internet website is not incorporated by reference in this prospectus, and you should not consider it to be a part of this document. Our website address is included as an inactive textual reference only.

Unless the context otherwise requires, in this prospectus, (1) “SS&C Holdings” means SS&C Technologies Holdings, Inc., our top-level holding company, (2) “SS&C” means SS&C Technologies, Inc., our primary operating company and a direct wholly owned subsidiary of SS&C Holdings, (3) “we,” “us” and “our” mean SS&C Holdings and its consolidated subsidiaries, including SS&C, and (4) references to our “common stock” include both shares of our common stock and shares of our Class A non-voting common stock.

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, the selling stockholders may sell shares of our common stock. This prospectus provides you with a general description of the securities the selling stockholders may offer. Each time the selling stockholders sell securities under this shelf registration statement, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. This prospectus and the accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

PROSPECTUS SUMMARY

This summary highlights important features of this offering and the information included or incorporated by reference in this prospectus. This summary does not contain all of the information that you should consider before investing in our common stock. You should read the entire prospectus carefully, especially the risks of investing in our common stock discussed under “Risk Factors.”

SS&C Technologies Holdings, Inc.

We are a leading provider of mission-critical, sophisticated software products and software-enabled services that allow financial services providers to automate complex business processes and effectively manage their information processing requirements. Our portfolio of software products and rapidly deployable software-enabled services allows our clients to automate and integrate front-office functions such as trading and modeling, middle-office functions such as portfolio management and reporting, and back-office functions such as accounting, performance measurement, reconciliation, reporting, processing and clearing. Our solutions enable our clients to focus on core operations, better monitor and manage investment performance and risk, improve operating efficiency and reduce operating costs. We provide our solutions globally to more than 5,500 clients, principally within the institutional asset management, alternative investment management and financial institutions vertical markets. In addition, our clients include commercial lenders, corporate treasury groups, insurance and pension funds, municipal finance groups and real estate property managers.

We provide the global financial services industry with a broad range of software-enabled services, which consist of software-enabled outsourcing services and subscription-based on-demand software that are managed and hosted at our facilities, and specialized software products, which are deployed at our clients’ facilities. Our software-enabled services, which combine the strengths of our proprietary software with our domain expertise, enable our clients to contract with us to provide many of their mission-critical and complex business processes. For example, we utilize our software to offer comprehensive fund administration services for alternative investment managers, including fund manager services, transfer agency services, fund of funds services, tax processing and accounting. We offer clients the flexibility to choose from multiple software delivery options, including on-premise applications and hosted, multi-tenant or dedicated applications. Additionally, we provide certain clients with targeted, blended solutions based on a combination of our various software and software-enabled services. We believe that our software-enabled services provide superior client support and an attractive alternative to clients that do not wish to install, manage and maintain complicated financial software.

As of June 30, 2013, we had 4,131 full-time employees operating in facilities and offices in twenty-five locations in the United States and have offices in Toronto, Canada; Montreal, Canada; London, England; Dublin, Ireland; Amsterdam, the Netherlands; Luxembourg; Kuala Lumpur, Malaysia; Singapore; Tokyo, Japan; Curacao; Grand Cayman; Bangalore, India; Mumbai, India; Hong Kong; and Sydney, Australia. We service funds with $510 billion in assets under administration.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties described in this prospectus, any prospectus supplement and the documents incorporated by reference herein or therein, including the risks and uncertainties described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, which was filed with the SEC on March 1, 2013 and is incorporated by reference in this prospectus, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties described in this prospectus and the documents incorporated by reference herein are not the only risks we face. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business. For more information, see “Where You Can Find More Information.”

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus and any accompanying prospectus supplement include and incorporate forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. The words “believes”, “anticipates”, “plans”, “expects”, “should” and similar expressions are intended to identify forward-looking statements. The important factors included or incorporated in this prospectus and any accompanying prospectus supplement, particularly under the heading “Risk Factors”, among others, could cause actual results to differ materially from those indicated by forward-looking statements made herein and presented elsewhere by management from time to time. We do not undertake an obligation to update any forward-looking statements to reflect future events or circumstances.

USE OF PROCEEDS

We are filing the registration statement of which this prospectus is a part to permit the stockholders named in the section entitled “Selling Stockholders” to resell such shares. We will not receive any proceeds from the sale of shares by the selling stockholders. The selling stockholders will pay any underwriting discounts and commissions and transfer taxes incurred by the selling stockholders in disposing of the shares and all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, NASDAQ Global Select Market listing fees and fees and expenses of counsel and accountants.

SELLING STOCKHOLDERS

The following table presents information concerning the beneficial ownership of the shares of our common stock by the selling stockholders assuming 82,149,047 shares of common stock outstanding as of September 16, 2013, which includes 7,469,799 shares to be sold by the selling stockholders in connection with this offering.

The information in the table below with respect to the selling stockholders has been obtained from the selling stockholders. When we refer to the “selling stockholders” in this prospectus, we mean the selling stockholders listed in the table below as offering shares, as well as their pledgees, donees, assignees, transferees and successors and others who may hold any of the selling stockholders’ interest.

See “Certain Relationships and Related Transactions” below for a discussion of the material relationships between SS&C Holdings and investment funds associated with Carlyle.

	Shares beneficially owned prior to the offering			Shares beneficially owned after the offering
	Number	Percent	Shares offered	Number	Percent
TC Group IV, L.P. (1)	7,469,799	9.09%	7,469,799	0	0%

(1)	Carlyle Partners IV, L.P. and CP IV Coinvestment, L.P. (collectively, the “Carlyle Funds”) are the record holders of 7,179,829 and 289,970 shares of our common stock, respectively. Carlyle Group Management L.L.C. is the general partner of The Carlyle Group L.P., which is a publicly traded entity listed on NASDAQ. The Carlyle Group L.P. is the managing member of Carlyle Holdings II GP L.L.C., which is the general partner of Carlyle Holdings II L.P., which is the general partner of TC Group Cayman Investment Holdings, L.P., which is the general partner of TC Group Cayman Investment Holdings Sub L.P., which is the managing member of TC Group IV, L.L.C., which is the general partner of TC Group IV, L.P., which is the general partner of each of the Carlyle Funds. Accordingly, each of Carlyle Group Management L.L.C., The Carlyle Group L.P., Carlyle Holdings II GP L.L.C., Carlyle Holdings II L.P., TC Group Cayman Investment Holdings, L.P., TC Group Cayman Investment Holdings Sub L.P., TC Group IV, L.L.C. and TC Group IV, L.P. (collectively, the “Carlyle Entities”) may be deemed to share beneficial ownership of the shares of our common stock owned of record by each of the Carlyle Funds. The business address of TC Group Cayman Investment Holdings, L.P. and TC Group Cayman Investment Holdings Sub L.P. is c/o Intertrust Corporate Services (Cayman) Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9005, Cayman Islands. The business address of each of the other Carlyle Entities and the Carlyle Funds is c/o The Carlyle Group, 1001 Pennsylvania Avenue, N.W., Suite 220 South, Washington, D.C. 20004-2505.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On November 23, 2005, SS&C Holdings acquired SS&C through the merger of Sunshine Merger Corporation, our wholly owned subsidiary, with and into SS&C, with SS&C surviving the merger and becoming a wholly owned subsidiary of SS&C Holdings. We refer to the acquisition, the equity contributions to SS&C Holdings by Mr. Stone and Carlyle in connection with the acquisition, SS&C Holding’s entry into senior secured credit facilities and its issuance and sale of senior subordinated notes, and the other transactions in connection with the acquisition as the “Transaction.”

Stockholders Agreement

On November 23, 2005, Mr. Stone became a party to a stockholders agreement with SS&C Holdings and Carlyle, which includes restrictions on transfer as well as other provisions described below. The parties amended certain provisions of the stockholders agreement in April 2008, March 2010 and March 2011.

Board of Directors. Pursuant to the stockholders agreement, our board of directors consists of eight members. The initial board arrangements under the stockholders agreement were as follows: Mr. Stone occupied one seat and had the right to designate one of the remaining board members, and Carlyle had the right to designate four board members. Accordingly, Mr. Stone designated Normand A. Boulanger; and Carlyle designated Campbell R. Dyer, William A. Etherington, Allan M. Holt and Claudius E. Watts, IV. Subsequently, the stockholders agreement was amended to provide that Mr. Stone and Carlyle would jointly designate two board members (Jonathan E. Michael and David A. Varsano) and the number of board members Carlyle was entitled to designate was reduced from four to two as the result of a reduction in its percentage ownership of our common stock. In May 2012, Mr. Etherington was re-elected to our board of directors by our stockholders for a three-year term. Mr. Watts resigned as a director following our 2013 annual meeting of stockholders on May 29, 2013. The number of board members which Mr. Stone is entitled to designate (including himself) will be reduced to one director if Mr. Stone holds less than 15% of our common stock, and Mr. Stone’s rights under the board of directors designation provisions of the stockholders agreement will terminate at such time as he holds less than 10% of our common stock. Carlyle’s rights under the board of directors designation provisions of the stockholders agreement terminated in May 2013 as a result of a further reduction in its percentage ownership of our common stock.

Bring-along rights. If any party to the stockholders agreement proposes to transfer 50% or more of all common stock held by the parties to the stockholders agreement to a third-party purchaser, then such transferring stockholder can require the other stockholders who are parties to the agreement to transfer their common stock on the same terms and conditions as the transferring holder.

Other rights. The stockholders agreement also contained certain tag-along and preemptive rights which terminated upon completion of our initial public offering in March 2010, or our IPO.

Service Provider Stockholders Agreement

On November 23, 2005, all of our members of management (other than Mr. Stone) and all employee option holders whose SS&C options were converted into options to acquire common stock of SS&C Holdings became parties to a service provider stockholders agreement with Carlyle and SS&C Holdings. In addition, certain holders of options to purchase our common stock have subsequently become parties to the service provider stockholders agreement. SS&C Holdings and Carlyle amended certain provisions of the service provider stockholders agreement in April 2008. Under the agreement, if Carlyle proposes to transfer 50% or more of our outstanding common stock to a third-party purchaser, then Carlyle can require the members of our management and employee option holders who are parties to the agreement to transfer their common stock and options on the same terms and conditions as Carlyle (bring-along rights).

Registration Rights Agreement

On November 23, 2005, SS&C Holdings, Carlyle and Mr. Stone entered into a registration rights agreement permitting Carlyle (on four occasions) and Mr. Stone (on three occasions) to demand that we file a registration statement for all or a portion of their common stock and also permitting Carlyle and Mr. Stone to request that their shares be covered by any registration statement that we are otherwise filing with respect to our common stock. These registration rights are subject to conditions and limitations, including the right of the underwriters of an offering to limit the number of shares included in certain registrations. In connection with sales of common stock pursuant to registration statements filed in accordance with the registration rights agreement, we have agreed to indemnify the selling stockholders against certain liabilities, including liabilities arising under the Securities Act, and to pay the costs and fees of registering the shares of common stock, and the selling stockholders have agreed to pay any brokerage commissions, discounts or other expenses relating to the sale of shares of common stock.

We previously agreed to effect up to two additional registrations at Carlyle’s request, as long as Carlyle pays all expenses (including without limitation SEC registration fees, printing expenses, fees and disbursements of SS&C Holdings’ counsel and independent registered public accounting firm, and fees and disbursements of counsel to the selling stockholders) incurred by Carlyle or SS&C Holdings in connection with the registration of Carlyle’s shares. We effected one such additional registration in May 2013. The registration statement of which this prospectus is a part was filed at the request of Carlyle and is the second and final of such additional registrations, and all expenses of this offering will be paid by Carlyle.

Management Rights Agreement

Carlyle, SS&C Holdings and SS&C entered into a management rights agreement on November 23, 2005, pursuant to which Carlyle Partners IV, L.P. was granted (1) the right to nominate one director to serve as a member of our board of directors and to appoint one non-voting board observer to the board of directors of SS&C, (2) reasonable access to the books and records of SS&C Holdings and SS&C and their subsidiaries and (3) the right to consult from time to time with the management of SS&C Holdings and SS&C and their subsidiaries at their respective place of business regarding operating and financial matters. The management rights agreement will terminate with respect to SS&C when SS&C Holdings and its affiliates no longer beneficially own any voting securities of SS&C. The management rights agreement will terminate with respect to

SS&C Holdings when Carlyle and its affiliates no longer beneficially own any voting securities of SS&C Holdings. Assuming the sale by the selling stockholders of all of the shares of common stock covered by this prospectus, following completion of this offering, the management rights agreement will terminate, and Carlyle will no longer have the right to nominate a director to our board of directors.

Fund Administration Services Agreement

On August 12, 2008, Walkers SPV Limited acting solely in its capacity as trustee of the Carlyle Series Trust and its classes or sub-trusts, Carlyle Loan Investment Ltd., CLP Cayman Holdco, Ltd., CCPMF Cayman Holdco, Carlyle Credit Partners Financing I, Ltd., which we refer to collectively as the “Funds”, and Carlyle Investment Management L.L.C. entered into a fund administration services agreement with SS&C. Pursuant to the fund administration services agreement, the Funds appointed SS&C to act as administrator, registrar and transfer agent and to provide the Funds with certain fund administration services, including daily processing and reconciliation services, fund accounting services and unitholder services, and such ancillary services as are set forth in work requests that may be executed by the parties from time to time. The agreement became effective on July 1, 2008, and the Funds are in the process of liquidation. SS&C is paid a monthly charge based on annual rates derived from the net asset value of the Funds, subject to a minimum monthly fee. SS&C also receives certain hourly and other fees for any ancillary services that it provides under the agreement. From January 1, 2012 through June 30, 2013, the Funds paid an aggregate of $32,500 to SS&C under the agreement.

Processing Services Agreement

On June 22, 2009, Carlyle Investment Management L.L.C. entered into a processing services agreement with SS&C. Pursuant to the agreement, SS&C provides investment accounting and data processing services. The agreement was amended in June 2011 to extend it through June 21, 2014. In August 2012, with the consent of SS&C, Carlyle assigned this agreement to Alumina Investment Management, LLC (an entity related to Carlyle) and the transaction was reviewed and approved by our Audit Committee under our related persons transactions policy. SS&C is paid a monthly fee based on annual rates derived from the net asset value of Alumina Investment Management, LLC, subject to a minimum monthly fee. SS&C also receives other fees for certain ancillary services that it provides under the agreement. From January 1, 2012 through June 30, 2013, Alumina Investment Management, LLC paid an aggregate of $0.3 million to SS&C under the agreement.

PLAN OF DISTRIBUTION

The shares covered by this prospectus may be offered and sold from time to time by the selling stockholders. The term “selling stockholders” includes donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from the selling stockholders as a gift, pledge, partnership distribution or other non-sale related transfer. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then-current market price or in negotiated transactions. The selling stockholders may sell their shares by one or more of, or a combination of, the following methods:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of The NASDAQ Global Select Market;

•	in privately negotiated transactions; and

•	in options transactions.

In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the shares or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the common stock in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also sell the common stock short and redeliver the shares to close out such short positions. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling stockholders may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In effecting sales, broker-dealers or agents engaged by the selling stockholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling stockholders in amounts to be negotiated immediately prior to the sale.

In offering the shares covered by this prospectus, any broker-dealers who execute sales for the selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. The compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

The specific terms of the lock-up provisions, if any, in respect of any given offering will be described in the applicable prospectus supplement.

In order to comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their respective affiliates. In addition, we will make copies of this prospectus available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of shares is made, if required, a prospectus supplement will be distributed that will set forth the number of shares being offered, the method of distribution and the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

We have agreed to indemnify the selling stockholders against certain liabilities, including certain liabilities under the Securities Act.

LEGAL MATTERS

The validity of the shares offered by this prospectus has been passed upon by Wilmer Cutler Pickering Hale and Dorr LLP. Certain legal matters will be passed upon for the underwriter by Goodwin Procter LLP.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of SS&C Holdings for the year ended December 31, 2012 have been so incorporated in reliance on the report (which contains an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of certain elements of the internal control over financial reporting of the entities of GlobeOp Financial Services S.A. that the registrant acquired as of May 31, 2012) of PricewaterhouseCoopers LLP an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated historical annual financial statements of GlobeOp Financial Services S.A. incorporated in this prospectus by reference to the Current Report on Form 8-K/A of SS&C Holdings filed on March 13, 2013 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the difference between IFRS as adopted by the European Union and US GAAP as described in Note 31 to the financial statements) of PricewaterhouseCoopers, Société coopérative, independent accountants, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other documents with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You should call 1-800-SEC-0330 for more information on the public reference room. Our SEC filings are also available to you on the SEC’s Internet site at http://www.sec.gov.

This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and our common stock, including certain exhibits and schedules. You can obtain a copy of the Registration Statement from the SEC at the address listed above or from the SEC’s Internet site.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC requires us to “incorporate” into this prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. The information incorporated by reference is considered to be part of this prospectus. Information contained in this prospectus and information that we file with the SEC in the future and incorporate by reference in this prospectus automatically updates and supersedes previously filed information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the sale of all the shares covered by this prospectus, in each case other than any documents or portions thereof that are “furnished” and not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our Current Reports on Form 8-K or Form 8-K/A unless, and except to the extent, specified in such Current Report:

(1) Our Annual Report on Form 10-K for the year ended December 31, 2012, as filed with the SEC on March 1, 2013;

(2) Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013 and June 30, 2013, as filed with the SEC on May 7, 2013 and August 9, 2013;

(3) Our Current Reports on Form 8-K, as filed with the SEC on March 12, 2013, March 19, 2013, May 14, 2013, May 31, 2013 and June 10, 2013, and Form 8-K/A, as filed with the SEC on March 13, 2013; and

(4) The description of our common stock contained in our Registration Statement on Form 8-A dated March 23, 2010.

A statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superceded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or in any other subsequently filed document which is also incorporated in this prospectus modifies or replaces such statement. Any statements so modified or superceded shall not be deemed, except as so modified or superceded, to constitute a part of this prospectus.

You may request a copy of these documents, which will be provided to you at no cost, by writing or telephoning us using the following contact information:

SS&C Technologies Holdings, Inc.

80 Lamberton Road

Windsor, Connecticut 06095

Attention: Investor Relations

Telephone: (860) 298-4500

SS&C Technologies Holdings, Inc.